 Exhibit (g)(8)

APPENDIX A TO THE

AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT DATED

OCTOBER 17, 2008 BETWEEN

EACH REGISTERED INVESTMENT COMPANY IDENTIFIED AND

BROWN BROTHERS HARRIMAN & CO.

Dated as of August 6, 2025

Deutsche DWS Global/International Fund, Inc.

DWS Emerging Markets Fixed Income Fund

DWS Global Small Cap Fund

DWS International Growth Fund

DWS RREEF Global Infrastructure Fund

Deutsche DWS International Fund, Inc.

DWS CROCI® International Fund

DWS Emerging Markets Equity Fund

DWS Global Macro Fund

DWS Latin America Equity Fund

Deutsche DWS Securities Trust

DWS Enhanced Commodity Strategy Fund

DWS RREEF Global Real Estate Securities Fund

Deutsche DWS Variable Series I

DWS CROCI® International VIP

DWS Global Small Cap VIP

Deutsche DWS Variable Series II

DWS International Opportunities VIP

List of CFC Funds (and their controlling Fund or Series)

As of August 6, 2025

CFC Fund	Controlling Fund or Series
Cayman Commodity Fund II, Ltd.	DWS Enhanced Commodity Strategy Fund
Cayman Global Macro Fund, LLC	DWS Global Macro Fund

BROWN BROTHERS HARRIMAN & CO.	EACH REGISTERED INVESTMENT COMPANY IDENTIFIED ON THIS APPENDIX A

By: /s/D Montoya	By: /s/John Millette

Name: Daniel Montoya	Name: John Millette

Title: Managing Director	Title: Vice President and Secretary